UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2005

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W.	Washington, D.C.	20071
(Address of principal executive offices)		(Zip Code)

(202) 334-6000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former

address, if changed since

last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 10, 2005, The Washington Post Company (the “Company”) entered into a new $250 million 364-day revolving credit agreement (the “2005 Credit Agreement”) with a group of banks. That facility replaced the Company’s $250 million 364-day revolving credit agreement dated as of August 11, 2004, which expired on August 10, 2005.

The terms of the 2005 Credit Agreement are substantially the same as the terms of the revolving credit agreement it replaced. The Company is required to pay a facility fee at an annual rate, which depends on the Company’s long-term debt ratings, of between 0.04% and 0.10% of the amount of the facility. Any borrowings are made on an unsecured basis and bear interest, at the Company’s option, at Citibank’s base rate or at a rate based on LIBOR plus an applicable margin that also depends on the Company’s long-term debt ratings. The 2005 Credit Agreement will expire on August 9, 2006, and any outstanding borrowings must be repaid on or prior to that date, subject to the right of the Company to convert revolving credit borrowings into a term loan which would be payable on August 9, 2007. Together with the Company’s $350 million 5-Year Credit Agreement dated as of August 14, 2002 (the “2002 Credit Agreement”), the 2005 Credit Agreement supports the issuance of the Company’s commercial paper but the Company may also draw on the facility for general corporate purposes. The 2005 Credit Agreement contains terms and conditions, including remedies in the event of a default by the Company, typical of facilities of this type and, among other things, requires the Company to maintain at least $1 billion of consolidated shareholders’ equity. No borrowings are currently outstanding under either the 2002 Credit Agreement or the 2005 Credit Agreement.

The foregoing description of the 2005 Credit Agreement is not complete and is qualified in its entirety by reference to the actual 2005 Credit Agreement, a copy of which is included in this report as Exhibit 4.1.

Item	9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

4.1	364-Day Credit Agreement dated as of August 10, 2005, among the Company, Citibank, N.A., JP Morgan Chase Bank, N.A., Wachovia Bank, National Association, Suntrust Bank, The Bank of New York and PNC Bank, N.A.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company
(Registrant)

Date August 12, 2005	/s/ John B. Morse, Jr.
John B. Morse, Jr.
Vice President—Finance (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit No.

4.1	364-DayCredit Agreement dated as of August 10, 2005, among the Company, Citibank, N.A., JP Morgan Chase Bank, N.A., Wachovia Bank, National Association, Suntrust Bank, The Bank of New York and PNC Bank, N.A.

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